Exhibit 99.1

Charles River Announces Third-Quarter 2008 Results

– Third-Quarter Sales Increase 9.0% to $342 Million –

– Third-Quarter GAAP EPS Increase 1.6% to $0.63 and Non-GAAP EPS Increase 10.1% to $0.76 –

– Company Updates 2008 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 5, 2008--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter and first nine months of 2008. For the quarter, net sales increased 9.0% to $342.2 million from $314.0 million in the third quarter of 2007. The Research Models and Services (RMS) segment reported very strong sales growth, partially offset by slower growth in the Preclinical Services (PCS) segment. Foreign exchange contributed 1.5% to the net sales growth.

On a GAAP basis, net income for the third quarter of 2008 was $44.7 million, or $0.63 per diluted share, compared to $42.8 million, or $0.62 per diluted share, for the third quarter of 2007.

On a non-GAAP basis, net income was $53.9 million for the third quarter of 2008, compared to $47.3 million for the same period in 2007, an increase of 13.9%. Third-quarter diluted earnings per share on a non-GAAP basis were $0.76, an increase of 10.1% compared to $0.69 per share in the third quarter of 2007. Non-GAAP earnings per share in the third quarter of 2008 excluded $7.6 million of amortization of intangible assets related to acquisitions; a net charge of $0.7 million related to the Company’s dispositions of its legacy preclinical facility in Worcester, Massachusetts, and its Vaccine business in Mexico; expenses of $1.1 million for costs associated with evaluation of bolt-on acquisitions we decided to forego; and a charge of $2.9 million resulting from a deferred tax revaluation related to the Company’s convertible debt. For the third quarter of 2007, non-GAAP earnings per share excluded $8.4 million of amortization of intangible assets and stock-based compensation related to acquisitions and a charge of $0.8 million related to pre-acquisition Inveresk stock compensation taxes, partially offset by a $2.0 million gain on the sale of real estate in Scotland and a benefit of $0.9 million resulting from a deferred tax revaluation.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Demand for our portfolio of RMS products remained strong in the third quarter, while demand for PCS services softened. Our clients are continuing to invest in drug discovery and development, but they are facing a range of unprecedented challenges from drugs losing patent protection to the availability of funding for small biotech companies. To address these challenges, our clients are restructuring their businesses, reprioritizing their drug development pipelines and shifting focus to drugs in late-stage development. These actions are leading to significant and accelerating study slippage and delays, pushing work from 2008 into 2009. They are continuing to outsource, but due to heightened cost controls and year-end budget constraints, are spending in a more measured way. We expect these conditions and headwinds from foreign exchange to continue. As a result, we now anticipate our overall 2008 sales and earnings will be lower than our previous forecast.”

Mr. Foster continued, “We believe that these market conditions are temporary, and will improve as pharmaceutical and biotechnology companies refocus on the drugs in early development. In the meantime, we are aggressively managing expenses and capital spending, while maintaining an intense focus on supporting our clients with our unique portfolio of products and services which spans the development pipeline from early discovery through proof of concept. Our balance sheet is strong, with $213 million of cash on hand and a favorable debt to equity ratio. Despite this period of softer demand, we are confident that we will maintain our position as a premier provider of essential products and services to the drug development industry.”

Research Models and Services (RMS)

Sales for the RMS segment were $165.7 million in the third quarter of 2008, an increase of 14.1% from $145.2 million in the third quarter of 2007. Sales growth was driven by strong global demand from pharmaceutical and biotechnology companies for research models and services, as well as In Vitro Detection products.

In the third quarter of 2008, the RMS segment’s GAAP operating margin was 30.6% compared to 31.4% in the third quarter of 2007. The lower margin reflected a greater proportion of services in the sales mix, as well as higher operating costs, particularly in North America. On a non-GAAP basis, which excluded charges of $0.6 million for acquisition-related amortization and $0.3 million related to the disposition of our Vaccine business in Mexico, the operating margin was 31.1% compared to 31.6% for the same period in the prior year. Non-GAAP results in the third quarter of 2007 excluded $0.4 million of amortization related to acquisitions.

Preclinical Services (PCS)

Third-quarter 2008 net sales for the PCS segment were $176.6 million, an increase of 4.6% from $168.8 million in the third quarter of 2007. Growth was driven by expanded capacity in Nevada, which provides significant expertise in large-model safety testing, as well as certain specialty toxicology areas. The PCS sales growth was partially offset by study slippage and delays as a result of pharmaceutical and biotechnology companies’ restructuring and pipeline reprioritization and negative foreign currency translation.

The third-quarter GAAP operating margin was 17.2% compared to 17.8% in the third quarter of 2007, due primarily to slower sales growth partially offset by expense management. The segment’s profits were also affected, as expected, by the additional costs associated with the transition to the new preclinical facility in Nevada. On a non-GAAP basis, which excluded $7.0 million of acquisition-related amortization and a charge of $0.4 million associated with the Company’s disposition of its Worcester, Massachusetts facility, the operating margin declined to 21.4% from 21.8% in the third quarter of 2007. The Company divested the Worcester facility in the third quarter of 2008.

Nine-Month Results

For the first nine months of 2008, net sales increased by 13.1% to $1.03 billion, from $912.6 million in the same period in 2007. Foreign exchange contributed approximately 3.2% to the sales growth rate.

On a GAAP basis, net income was $140.0 million, or $1.98 per diluted share, for the first nine months of 2008, compared to $117.5 million, or $1.72 per diluted share, for the same period in 2007.

On a non-GAAP basis, net income for the first nine months of 2008 was $160.1 million, or $2.26 per diluted share, compared to $134.3 million, or $1.97 per diluted share, for the same period in 2007. For the first nine months of 2008, non-GAAP net income excluded $22.8 million of acquisition-related amortization, a charge of $4.2 million primarily related to the Company’s disposition of its Worcester, Massachusetts facility, expenses of $1.1 million for costs associated with evaluation of bolt-on acquisitions we decided to forego, a charge of $2.9 million resulting from a deferred tax revaluation related to the Company’s convertible debt, and a gain of $3.3 million as a result of the curtailment of the Company’s U.S. defined benefit pension plan. Non-GAAP net income for the same period in 2007 excluded $24.5 million of amortization and stock-based compensation costs associated with acquisitions, a charge of $1.7 million related to the decision to accelerate the exit of the Worcester facility, and a charge of $0.8 million related to pre-acquisition Inveresk stock compensation taxes. Non-GAAP results also excluded a $2.0 million gain on the sale of real estate in Scotland and a benefit of $0.9 million resulting from a deferred tax revaluation.

Research Models and Services (RMS)

For the first nine months of 2008, RMS net sales were $507.1 million, an increase of 17.4% from net sales of $432.1 million in the same period in 2007. The RMS segment’s GAAP operating margin was 31.3% in the first nine months of 2008, compared to 31.9% for the year-ago period. On a non-GAAP basis, the operating margin was 31.8% compared to 32.2% in the first nine months of 2007. The lower margins were the result of a greater proportion of services in the sales mix.

Preclinical Services (PCS)

For the first nine months of 2008, PCS net sales were $524.9 million, an increase of 9.2% over net sales of $480.5 million in the same period in 2007. On a GAAP basis, the PCS segment operating margin was 15.7% in the first nine months of 2008, compared to 16.8% in the year-ago period. On a non-GAAP basis, the operating margin was 20.3% in the first nine months of 2008, compared to 21.8% for the same period in 2007. The lower margins were the result of slower sales growth, additional costs associated with the transition to the new preclinical facility in Nevada and start-up costs in China.

2008 Guidance

Based primarily on its expectation that the market for outsourced preclinical services will continue to experience more measured spending by pharmaceutical and biotechnology clients as a result of restructuring and pipeline reprioritization, budget constraints and reduced funding for small biotechnology companies, the Company is reducing its 2008 sales and earnings per share guidance. Sales growth is also expected to be negatively affected by foreign exchange in the fourth quarter of 2008, due to the continued strengthening of the U.S. dollar. The revised forward-looking guidance, which includes the acquisitions of NewLab BioQuality AG and MIR Preclinical Services, is based on current foreign exchange rates.

2008 GUIDANCE	REVISED	PRIOR
Net sales growth	9% - 10%	12% - 14%
GAAP EPS estimate	$2.48 - $2.52	$2.59 - $2.65
Amortization of intangible assets	$0.30	$0.30
Revaluation of deferred tax asset, impairment and other charges[1]	$0.08	$0.07 - $0.08
Gain on curtailment of U.S. defined benefit pension plan	($0.03)	($0.03)
Non-GAAP EPS estimate	$2.83 - $2.87	$2.94 - $3.00

Footnote 1: The items excluded from non-GAAP earnings per share include: $0.03 related primarily to the Company’s disposition of its legacy preclinical facility in Worcester, Massachusetts, $0.01 for expenses associated with bolt-on acquisitions we decided to forego, and $0.04 resulting from a deferred tax revaluation related to the Company’s convertible debt.

Webcast

Charles River Laboratories has scheduled a live webcast on Thursday, November 6, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share from continuing operations, which exclude amortization of intangible assets and other charges related to our acquisitions, charges related to the dispositions of our legacy preclinical facility in Worcester, Massachusetts, and our Vaccine business in Mexico, expenses associated with evaluating bolt-on acquisitions we decided to forego, the impact of the revaluation of a deferred tax asset related to our convertible debt, and gains attributable to the curtailment of our U.S. pension plan. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2008 sales and earnings; the future demand for drug discovery and development products and services, including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to improve overall operating efficiencies and profitability; the timing of the opening of new and expanded facilities by us and our competitors; our future stock purchase activities; future cost reduction activities by our customers; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth and foreign exchange impact. In addition, these statements include the expected impact on our revenues and earnings from the acquisitions of NewLab BioQuality AG and MIR Preclinical Services, the availability of funding for our customers and the impact of economic and market conditions on them generally, and the anticipated strength of our balance sheet, our actions designed to manage expenses and capital spending, and the ability of the Company to withstand the current market conditions. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate the acquisitions of NewLab and MIR; a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 20, 2008, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our more than 9,000 employees worldwide are focused on providing clients with exactly what they need to improve and expedite the discovery, development through first-in-human evaluation, and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007

Total net sales	$342,227	$313,964	$1,032,046	$912,598
Cost of products sold and services provided	211,957	190,065	633,412	552,170
Gross margin	130,270	123,899	398,634	360,428
Selling, general and administrative	54,450	51,847	174,820	160,956
Amortization of intangibles	7,609	8,421	22,780	24,415
Operating income	68,211	63,631	201,034	175,057
Interest income (expense)	(1,290)	(2,328)	(3,163)	(6,982)
Other income (expense)	(1,397)	(861)	(2,501)	(1,781)
Income before income taxes and minority interests	65,524	60,442	195,370	166,294
Provision for income taxes	20,819	16,808	55,665	47,219
Income before minority interests	44,705	43,634	139,705	119,075
Minority interests	(5)	(98)	336	(471)
Income from continuing operations	44,700	43,536	140,041	118,604
Loss from discontinued businesses, net of tax	-	(759)	-	(1,108)
Net income (loss)	$44,700	$42,777	$140,041	$117,496

Earnings (loss) per common share
Basic:
Continuing operations	$0.67	$0.65	$2.08	$1.78
Discontinued operations	$-	$(0.01)	$-	$(0.02)
Net income	$0.67	$0.64	$2.08	$1.76
Diluted:
Continuing operations	$0.63	$0.63	$1.98	$1.74
Discontinued operations	$-	$(0.01)	$-	$(0.02)
Net income	$0.63	$0.62	$1.98	$1.72

Weighted average number of common shares outstanding
Basic	67,167,827	67,192,236	67,380,141	66,813,724
Diluted	70,924,697	69,077,747	70,692,234	68,158,843

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	September 27, 2008	December 29, 2007
Assets
Current assets
Cash and cash equivalents	$212,851	$225,449
Trade receivables, net	237,268	213,908
Inventories	93,537	88,023
Other current assets	74,594	79,477
Current assets of discontinued businesses	575	1,007
Total current assets	618,825	607,864
Property, plant and equipment, net	845,130	748,793
Goodwill, net	1,154,865	1,120,540
Other intangibles, net	152,465	148,905
Deferred tax asset	62,875	89,255
Other assets	58,535	85,993
Long-term assets of discontinued businesses	4,187	4,187
Total assets	$2,896,882	$2,805,537

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$239,030	$25,051
Accounts payable	36,367	36,715
Accrued compensation	48,937	53,359
Deferred revenue	85,470	102,021
Accrued liabilities	69,872	61,366
Other current liabilities	32,718	23,268
Current liabilities of discontinued businesses	116	748
Total current liabilities	512,510	302,528
Long-term debt	303,681	484,998
Other long-term liabilities	132,617	154,044
Total liabilities	948,808	941,570
Minority interests	780	3,500
Total shareholders’ equity	1,947,294	1,860,467
Total liabilities and shareholders’ equity	$2,896,882	$2,805,537

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Research Models and Services
Net sales	$165,656	$145,207	$507,100	$432,078
Gross margin	70,813	63,408	223,498	190,171
Gross margin as a % of net sales	42.7%	43.7%	44.1%	44.0%
Operating income	50,673	45,574	158,685	137,863
Operating income as a % of net sales	30.6%	31.4%	31.3%	31.9%
Depreciation and amortization	7,043	5,780	20,718	17,012
Capital expenditures	12,572	12,643	46,228	30,415

Preclinical Services
Net sales	$176,571	$168,757	$524,946	$480,520
Gross margin	59,457	60,491	175,136	170,257
Gross margin as a % of net sales	33.7%	35.8%	33.4%	35.4%
Operating income	30,390	29,993	82,507	80,863
Operating income as a % of net sales	17.2%	17.8%	15.7%	16.8%
Depreciation and amortization	15,894	16,180	47,572	46,093
Capital expenditures	33,577	37,692	103,802	107,256

Unallocated Corporate Overhead	$(12,852)	$(11,936)	$(40,158)	$(43,669)

Total
Net sales	$342,227	$313,964	$1,032,046	$912,598
Gross margin	130,270	123,899	398,634	360,428
Gross margin as a % of net sales	38.1%	39.5%	38.6%	39.5%
Operating income (loss)	68,211	63,631	201,034	175,057
Operating income as a % of net sales	19.9%	20.3%	19.5%	19.2%
Depreciation and amortization	22,937	21,960	68,290	63,105
Capital expenditures	46,149	50,335	150,030	137,671

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Research Models and Services
Net sales	$165,656	$145,207	$507,100	$432,078
Operating income	50,673	45,574	158,685	137,863
Operating income as a % of net sales	30.6%	31.4%	31.3%	31.9%
Add back:
Amortization related to acquisitions	602	380	1,730	1,125
Impairment and other charges	315	-	949	-
Operating income, excluding specified charges (Non-GAAP)	$51,590	$45,954	$161,364	$138,988
Non-GAAP operating income as a % of net sales	31.1%	31.6%	31.8%	32.2%

Preclinical Services
Net sales	$176,571	$168,757	$524,946	$480,520
Operating income	30,390	29,993	82,507	80,863
Operating income as a % of net sales	17.2%	17.8%	15.7%	16.8%
Add back:
Amortization related to acquisitions	7,007	8,041	21,050	23,290
Impairment and other charges	360	-	3,233	1,682
Gain on sale of UK real estate	-	(2,047)	-	(2,047)
Pre-acquisition Inveresk stock compensation taxes	-	845	-	845
Operating income, excluding specified charges (Non-GAAP)	$37,757	$36,832	$106,790	$104,633
Non-GAAP operating income as a % of net sales	21.4%	21.8%	20.3%	21.8%

Unallocated Corporate Overhead	$(12,852)	$(11,936)	$(40,158)	$(43,669)
Add back:
Stock-based compensation related to Inveresk acquisition	-	6	-	94
Expensed deal costs	1,125	-	1,125	-
Pension curtailment	-	-	(3,276)	-
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(11,727)	$(11,930)	$(42,309)	$(43,575)

Total
Net sales	$342,227	$313,964	$1,032,046	$912,598
Operating income	68,211	63,631	201,034	175,057
Operating income as a % of net sales	19.9%	20.3%	19.5%	19.2%
Add back:
Amortization related to acquisition	7,609	8,421	22,780	24,415
Stock-based compensation related to Inveresk acquisition	-	6	-	94
Impairment and other charges	675	-	4,182	1,682
Expensed deal costs	1,125	-	1,125	-
Pension curtailment	-	-	(3,276)	-
Gain on sale of UK real estate	-	(2,047)	-	(2,047)
Pre-acquisition Inveresk stock compensation taxes	-	845	-	845
Operating income, excluding specified charges (Non-GAAP)	$77,620	$70,856	$225,845	$200,046
Non-GAAP operating income as a % of net sales	22.7%	22.6%	21.9%	21.9%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007

Net income (loss)	$44,700	$42,777	$140,041	$117,496
Less: Discontinued operations	-	759	-	1,108
Net income from continuing operations	44,700	43,536	140,041	118,604
Add back:
Amortization related to acquisitions	7,609	8,421	22,780	24,415
Stock-based compensation related to Inveresk acquisition	-	6	-	94
Impairment and other charges	675	-	4,182	1,682
Expensed deal costs	1,125	-	1,125	-
Pension curtailment	-	-	(3,276)	-
Gain on sale of UK real estate	-	(2,047)	-	(2,047)
Pre-acquisition Inveresk stock compensation taxes	-	845	-	845
Deferred tax revaluation	2,921	(907)	2,921	(907)
Tax effect	(3,102)	(2,517)	(7,669)	(8,362)
Net income from continuing operations, excluding specified charges (Non-GAAP)	$53,928	$47,337	$160,104	$134,324

Weighted average shares outstanding - Basic	67,167,827	67,192,236	67,380,141	66,813,724
Effect of dilutive securities:
2.25% senior convertible debentures	1,752,046	526,591	1,547,131	85,190
Stock options and contingently issued restricted stock	1,385,703	1,226,004	1,359,051	1,126,481
Warrants	619,121	132,916	405,911	133,448
Weighted average shares outstanding - Diluted	70,924,697	69,077,747	70,692,234	68,158,843

Basic earnings (loss) per share	$0.67	$0.64	$2.08	$1.76
Diluted earnings (loss) per share	$0.63	$0.62	$1.98	$1.72

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.80	$0.70	$2.38	$2.01
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.76	$0.69	$2.26	$1.97

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Associate Director, Public Relations